Exhibit 99.1

EMSC News- for Immediate Release

Contact:                                                   Deborah Hileman

(303) 495-1210

deborah.hileman@emsc.net

EMSC Completes Acquisition of Leading Anesthesiology Services Provider

Greenwood Village, CO—(December 21, 2009)—Emergency Medical Services Corporation (NYSE: EMS) (the “Company”) today announced that it has completed its acquisition of Pinnacle Consultants Mid Atlantic and the management services company of Pinnacle Anesthesia Consultants, P.A. (the “MSO”).

Pinnacle Anesthesia Consultants and Pinnacle Consultants Mid Atlantic are leading anesthesiology services providers in the United States consisting of more than 700 clinicians serving in excess of 75 hospitals and ambulatory surgery centers and have patient revenues in excess of $300 million.

At closing, the MSO and Pinnacle Consultants Mid Atlantic became part of AnesthesiaCare, EMSC’s anesthesiology services operation, and the MSO, under AnesthesiaCare, is the exclusive provider of management services to Pinnacle Anesthesia Consultants. These transactions are expected to contribute approximately $100 million in new EMSC net revenue from management fees and patient billings.

William A. Sanger, EMSC Chairman and Chief Executive Officer, said, “With this acquisition, AnesthesiaCare is now positioned as a leading provider of anesthesia management services. Pinnacle is a strong, well managed company.  Our new affiliation with Pinnacle enhances our position as a leader in the growing outsourced physician services market.”

Michael Hicks M.D., CEO of Pinnacle, said, “We are excited about the opportunities for growth that result from the acquisition and our new affiliation with EMSC. The combined expertise of Pinnacle’s MSO staff and the EMSC staff will even better serve the needs of anesthesia clients. In a short time AnesthesiaCare has positioned itself as a high quality, cost-effective provider of anesthesiology, pain medicine and perioperative services. Under our new arrangement, we believe both Pinnacle and AnesthesiaCare will provide an excellent value proposition for new and existing clients.”

The transaction was completed on December 18, 2009.    AnesthesiaCare is now a leading manager of anesthesia practices in the nation, providing services to more than 130 hospitals in nine states, which will include recruitment of physicians and certified registered nurse anesthetists, risk management, credentialing services, billing and collection, perioperative clinical and process management as well as other services.

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings Inc. (EmCare), the Company’s outsourced hospital-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced hospital-based physician services. In 2008, EMSC provided services to 11.4 million patients in nearly 2,100 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado. For additional information, visit www.emsc.net.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of our insurance coverage and insurance reserves; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry;  the impact of potential changes in the healthcare industry generally resulting from legislation currently under consideration; our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; our ability to generate cash flow to service our debt obligations; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; the outcome of government investigations of certain of our business practices; our ability to successfully restructure our operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of our assessment of costs under new contracts; the high level of competition in our industry; our ability to implement our business strategy; our ability to successfully integrate strategic acquisitions; and our ability to comply with the terms of our settlement agreements with the government.

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